EXHIBIT 5.1

LEVENFELD PEARLSTEIN, LLC

WWW.LPLEGAL.COM

Philip E. Ruben

(847) 441-7676

PRUBEN@LPLEGAL.COM

NORTHFIELD OFFICE

[LOGO LP LEGAL]

April 8, 2004

North American Technologies Group, Inc.

14315 W. Hardy Rd.

Houston, TX 77060

Re:	Registration on Form SB-2
Our File No. 33948-52287(1)

Gentlemen:

We have acted as counsel to North American Technologies Group, Inc. (the “Company”) in connection with the registration with the Securities and Exchange Commission on Form SB-2 of 48,472,235 shares of the Company’s common stock, par value $0.001 (the ”Shares”), 25,975,498 of which have been issued to certain selling shareholders and the remainder of which may be issued to certain selling shareholders upon the exercise of certain warrants (exercisable for 11,848,593 shares of common stock) and upon the conversion of certain preferred stock (convertible into 10,648,144 shares of common stock). In connection with this registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and the issuance (or the proposed issuance) of the Shares, the Company’s Certificate of Incorporation and all amendments thereto, the bylaws of the Company and all amendments thereto, documents in connection with the issuance of the Shares, and such other documents and matters as we have deemed necessary to render the following opinion.

Based upon that review, it is our opinion that the Shares now issued, as well as the Shares that may be issued upon exercise of the warrants and the conversion of the preferred stock, will be legally issued, fully paid, and nonassessable.

We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading “Interest of Named Experts and Counsel” in the registration statement.

Sincerely,

LEVENFELD PEARLSTEIN, LLC

By:	/s/ Philip E. Ruben

Philip E. Ruben, a Member

2 NORTH LASALLE STREET SUITE 1300 CHICAGO ILLINOIS 60602 TEL 312.346.8380 FAX 312.346.8434

211 WAUKEGAN ROAD SUITE 300 NORTHFIELD ILLINOIS 60093 TEL 847.441.7676 FAX 847.441.9976